Exhibit 11(b)

CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statement of Additional Information constituting part of Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of Newbury Street Trust: Tax-Exempt Fund, of our report dated December 4, 1997 on the financial statements and financial highlights included in the October 31, 1997 Annual Report to Shareholders of Tax-Exempt Fund.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditors" in the Statement of Additional Information.
/s/PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
December 22, 1997